Exhibit 99.b

                         TANDEM COMPUTERS INCORPORATED
                                   Notice of
                        SPECIAL MEETING OF STOCKHOLDERS
                          To be held August 29, 1997

To Our Stockholders:

      Tandem Computers Incorporated's Special Meeting of Stockholders will be held Friday, August 29, 1997, at 10:00 A.M. at Tandem's headquarters, 10435
N. Tantau, Building 200, Cupertino, California.

      Details of the business to be conducted at this Special Meeting are provided in the enclosed Notice of Special Meeting of Stockholders and Proxy Statement.

      Stockholders of record at the close of business on July 28, 1997, will be entitled to vote at the Special Meeting or any adjournments thereof.

                                     PROXY

                                  DETACH HERE

                         TANDEM COMPUTERS INCORPORATED
                     Proxy Solicited By Board of Directors
                      For Special Meeting August 29, 1997

      Thomas J. Perkins and Roel Pieper, or either of them, each with the power of substitution, are hereby authorized to represent and vote as designated on the reverse side the shares of the undersigned at the Special Meeting of Stockholders of Tandem Computers Incorporated to be held on Friday, August 29, 1997, or at any adjournment or postponement of the Special Meeting.

      Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicted, the proxies will have authority to vote FOR Item 1, and as said proxies deem advisable on such other matters as may properly come before the Meeting.

       CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

                                 DETACH HERE

[ X ]  Please mark
       votes as in
       this example.

PLEASE MARK, DATE, SIGN, AND RETURN

The Board of Directors recommends a vote FOR item 1.

1.    To approve and adopt the Merger       FOR         AGAINST        ABSTAIN
      Agreement, dated as of June 22,      [   ]         [   ]          [   ]
      1997, by and among Tandem
      Computers Incorporated, Compaq
      Computer Corporation, and a wholly
      owned subsidiary of Compaq
      Computer Corporation.


      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [   ]


      Please sign exactly as your name appears on this proxy. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature:______________ Date:_____ Signature:_______________ Date:_____